Exhibit 99.1

Perma-Fix Schedules Second Quarter 2020 Conference Call

ATLANTA – August 4, 2020 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI), a nuclear services company, today announced that it will host a conference call at 11:00 a.m. Eastern Time on Friday, August 7, 2020. The call will be available on the Company’s website at www.perma-fix.com, or by calling 877-407-0778 for U.S. callers, or +1 201-689-8565 for international callers. The conference call will be led by Mark J. Duff, Chief Executive Officer, Dr. Louis F. Centofanti, Executive Vice President of Strategic Initiatives, and Ben Naccarato, Executive Vice President and Chief Financial Officer of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through 11:00 a.m. Eastern Time on August 14, 2020, and can be accessed by calling: 877-481-4010 for U.S. callers, or +1 919-882-2331 for international callers and entering conference ID: 36496.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear and waste management services company, and a leading provider of nuclear and mixed waste management services. The Company’s nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the U.S Department of Energy (“DOE”), the U.S Department of Defense (“DOD”), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide. Please visit us at http://www.perma-fix.com.

Contacts:

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316